EXHIBIT 21





               SUBSIDIARIES OF MECHANICAL TECHNOLOGY INCORPORATED
              ----------------------------------------------------

                                                        Jurisdiction of
                                                        Incorporation or
Subsidiary Name						  Organization
---------------                                         ---------------

Turbonetics Energy, Inc.				New York

Ling Electronics, Inc.					United Kingdom

MTI International, Inc.					Guam

Ling Electronics, Inc.					California